UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 29, 2010

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
(Address of principal executive offices)    (ZIP Code)

Registrant’s telephone number, including area code:   011-27-11-343-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of Net 1 UEPS Technologies, Inc. was held on November 29, 2010. All director nominees were elected and the votes cast with respect to such elections are as follows:

	Votes	Votes	Broker
Director	for	withheld	non-votes
Antony C. Ball	31,881,740	2,202,110	5,635,764
Dr. Serge C.P. Belamant	32,083,821	2,000,029	5,635,764
Paul Edwards	31,882,140	2,201,710	5,635,764
Herman G. Kotzé	31,877,904	2,205,946	5,635,764
Alasdair J.K. Pein	31,891,222	2,192,628	5,635,764
Christopher S. Seabrooke	22,376,462	11,707,388	5,635,764
Tom C. Tinsley	31,311,404	2,772,446	5,635,764

Additionally, the following matter was voted upon at the meeting and the votes cast with respect to such matter are as follows:

	Votes cast
				Broker non-
	For	Against	Abstain	votes

Ratification of appointment of independent registered public accounting firm for 2011	39,552,176	146,287	21,151	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: November 29, 2010	By: /s/ Serge C.P. Belamant
Serge C.P. Belamant
Chief Executive Officer